PRODUCTIVE RESOURCES, LLC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

PRODUCTIVE RESOURCES, LLC

TABLE OF CONTENTS

DECEMBER 31, 2011 AND 2010

Page

Independent Auditors’ Report	1
Consolidated Financial Statements:
Consolidated Balance Sheets	2
Consolidated Statements of Income and Retained Earnings	3
Consolidated Statements of Cash Flows	4
Notes to Consolidated Financial Statements	5-11

Michael P. Alerding, CPA Michael E. Farmer, CPA Michael A. Staton, CPA Candace T. Graham, CPA, CSRP	Alerding & Co., LLC Consultants Suite • Certified Public Accountants	4181 E. 96th Street, 180 Indianapolis, IN 46240 Office: 317.569.4181 Toll Free: 888.922.4941 Fax: 317.569.0564 www.alerdingandco.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Member
PRODUCTIVE RESOURCES, LLC
Columbus, Indiana

We have audited the accompanying consolidated balance sheets of PRODUCTIVE RESOURCES, LLC as of December 31, 2011 and 2010, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with U.S. Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PRODUCTIVE RESOURCES, LLC at December 31, 2011 and 2010, and the results of its consolidated operations and cash flows for the years then ended, in conformity with U.S. Generally Accepted Accounting Principles.

/s/ Alerding & Co

July 25, 2012

PRODUCTIVE RESOURCES, LLC

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2011 AND 2010

ASSETS
	2011	2010
Current Assets:
Cash	$112,634	$15,156
Accounts receivable	1,569,678	1,311,555
Work in process	699,290	469,959
Prepaid expenses and other	134,837	85,351

Total current assets	2,516,439	1,882,021

Property and Equipment:
Land, building and improvements	373,616	368,025
Office furniture and equipment	710,314	562,822
Vehicles	106,202	98,182

	1,190,132	1,029,029
Accumulated depreciation	(691,390)	(608,662)

Property and equipment, net	498,742	420,367

Other Assets:
Real estate development	772,876	772,876
Due from owner	1,542,745	2,274,757
Other	12,201	12,201

Total other assets	2,327,822	3,059,834

	$5,343,003	$5,362,222

LIABILITIES AND MEMBER’S EQUITY

Current Liabilities:
Cash overdraft	$-0-	$10,334
Line of credit	508,000	950,000
Current maturities of long-term debt	201,035	36,530
Accounts payable	72,530	34,057
Accrued payroll and benefits	215,476	175,146
Deferred income	5,201	-0-
Accrued lease liability	23,764	22,531
Accrued 401(k) contribution	212,793	250,422

Total current liabilities	1,238,799	1,479,020
Long-Term Debt	1,264,431	986,836

Total liabilities	2,503,230	2,465,856

Member’s Equity:
Member’s contribution	160,188	160,188
Retained earnings	2,679,585	2,736,178

Total Member's equity	2,839,773	2,896,366

	$5,343,003	$5,362,222

PRODUCTIVE RESOURCES, LLC

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
YEARS ENDED DECEMBER 31, 2011 AND 2010

		2011		2010
		Amount	%	Amount	%

Revenues		$10,713,002	100.0	$9,533,685	100.0
Cost of Revenues		7,000,930	65.3	6,163,839	64.7

	Gross profit	3,712,072	34.7	3,369,846	35.3
Selling, General and Administrative		2,365,160	22.1	1,824,477	19.1

	Income from operations	1,346,912	12.6	1,545,369	16.2

Other Income (Expense):
	Interest expense	(94,523)	(0.9)	(72,281)	(0.8)
Other, net		6,120	0.1	753	0.0

	Total other income (expense), net	(88,403)	(0.8)	(71,528)	(0.8)

	Net income	1,258,509	11.7	1,473,841	15.5
Retained Earnings, Beginning of Year		2,736,178		2,223,781
Dividends and Distributions		(1,315,102)		(961,444)

Retained Earnings, End of Year		$2,679,585		$2,736,178

PRODUCTIVE RESOURCES, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
Cash Flows From Operating Activities:
Net income	$1,258,509	$1,473,841
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	80,990	83,492
Loss on sale of property and equipment	-0-	3,668
Changes in assets and liabilities:
Accounts receivable	(258,123)	333,472
Work in process	(229,331)	66,235
Prepaid expenses	(49,486)	17,273
Other	-0-	750
Accounts payable	38,473	10,554
Accrued payroll and benefits	40,330	47,439
Deferred income	5,201	(42,212)
Accrued lease liability	1,233	22,531
Accrued 401(k) contribution	(37,629)	150,862

Net cash provided by operating activities	850,167	2,167,905

Cash Flows From Investing Activities:
Capital expenditures	(92,301)	(65,002)

Cash Flows From Financing Activities:
Line of credit, net	58,000	920,000
Principal payments on long-term debt	(124,964)	(50,526)
Cash overdraft	(10,334)	(12,640)
Advances to owner, net	(13,786)	(1,983,875)
Dividends and distributions paid	(569,304)	(961,444)

Net cash used in financing activities	(660,388)	(2,088,485)

Net increase	97,478	14,418
Cash, Beginning of Year	15,156	738

Cash, End of Year	$112,634	$15,156

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for interest	$94,523	$72,281
Non-Cash Investing and Financing Activities:
Acquisition of equipment under long-term debt	$67,064	$-0-
Refinancing of line of credit under long-term debt	$500,000	$-0-
Dividend and distributions declared for amounts due from owner	$745,798	$-0-

SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the accounts of PRODUCTIVE RESOURCES, LLC (“PR”) and BOOHER PROPERTIES, LLC (“BP”), collectively referred to as the “Company”. All material intercompany transactions have been eliminated in consolidation.

Description of Company

PR is a design and engineering firm headquartered in Columbus, Indiana, with other offices in Indianapolis and Bedford, Indiana and St. Louis, Missouri. Design and engineering services include finite element analysis, mechanical engineering, product and tool design, build for testing, and CAD drafting and revisions. Additionally, PR provides temporary contract employees and permanent staffing services under the direct supervision of the client on a fee basis or on a temp-to-direct basis.

BP owns the land and building occupied solely by PR in Columbus, Indiana, and other real estate development properties.

The Companies are under common ownership, and BP is managerially and financially dependent on PR. Accordingly, PR is considered the primary beneficiary of BP, a variable interest entity, and therefore, BP is included in consolidation with PR.

The significant accounting policies followed by the Company in the preparation of the consolidated financial statements are as follows:

Estimates

The preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Accounts requiring the use of significant estimates include the collectability of accounts receivable and the valuation of work in process.

Revenue Recognition, Deferred Revenue and Work in Process

PR revenues are recognized as the services are performed. Billings and payments received prior to the completion of the services or acceptance by the customer are deferred until completion of the project. Work in process represents services performed on projects that have not been completed.

Accounts Receivable

PR carries its accounts receivable at the amount invoiced less an allowance for doubtful accounts, if considered necessary. On a periodic basis, PR evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs, collections, and current credit conditions. Customers with amounts past due are contacted by PR personnel for collection and, if unsuccessful, the amount is written-off as uncollectible.

Property, Equipment and Depreciation

Property and equipment are recorded at cost and include expenditures which substantially increase the useful lives of existing assets. Maintenance, repairs, and minor renewals are expensed as incurred. The Company follows the practice of depreciating the cost of property and equipment over their estimated useful lives using the straight-line method of depreciation. The ranges of useful lives used by the Company are as follows:

Ranges of
Description	Useful Lives
Building and building improvements	7 – 40 years
Office furniture and equipment	3 – 7 years
Vehicles	4 – 5 years

Depreciation expense was $80,990 and $83,492 for the years ended December 31, 2011 and 2010, respectively.

Income Taxes

PR is a limited liability company taxed as an “S” corporation through May 31, 2012, and BP is a limited liability company reported in the individual income tax return of the owner beginning in 2011 (taxed as a partnership in year 2010). Accordingly, the Company incurs no Federal or state income tax liability and the income is included in the tax returns of the member; therefore, no provision for income taxes has been included in the accompanying consolidated financial statements.

Under the terms of the Unit Purchase Agreement (Note 8), effective June 1, 2012, the election of PR to be taxed as an “S” corporation shall cease, and PR will become a taxable corporation thereafter.

Management of the Company evaluates all significant income tax positions as required by GAAP. As of December 31, 2011, Management does not believe the Company has taken any income tax positions that would require the recording of an income tax liability, nor do they believe that there are any unrealized income tax benefits that would be realized within the next twelve months. The Company’s Federal and state income tax returns filed remain open and subject to examination beginning with the tax year ended December 31, 2008.

Subsequent Events

Subsequent events have been evaluated through July 25, 2012, which is the date the consolidated financial statements were available for issuance (Note 8).

1.	LINE OF CREDIT

At December 31, 2011 and 2010, PR has $2,000,000 of available borrowings under a line of credit agreement with a bank requiring monthly payments of interest only on outstanding borrowings at the bank’s prime lending rate less 0.50% per annum.

In July 2011, PR secured a $500,000 note payable with the same bank as the line of credit, the borrowings from which were directed as a principle reduction of the outstanding borrowings on the line of credit (Note 3).

Borrowings, which are subject to a borrowing base formula, are secured by substantially all assets of PR and are unconditionally guaranteed by the member. The agreement places restrictive covenants on PR, including a minimum debt service coverage ratio and restrictions on additional indebtedness and liens

Outstanding borrowings were $508,000 and $950,000 at December 31, 2011 and 2010, respectively. On June 4, 2012, the outstanding balance was repaid by the member from proceeds received from the sale of the member’s interest (Note 8), and the line of credit agreement was terminated.

2.

LONG-TERM DEBT

Long-term debt at December 31, 2011 and 2010 includes the following:

	2011	2010
BP — Note payable to bank; payable in monthly installments of $5,920 including interest at 5.25% until September 2014, at which time the remaining balance is due.	$814,698	$841,741
BP — Note payable to bank; payable in monthly installments of $1,251 including interest at 5.25% until September 2014, at which time the remaining balance is due.	172,150	177,894
PR — Note payable to bank; payable in monthly installments of $15,119 including interest at 5.5%.	422,482	-0-
PR — Other	56,136	3,731

	1,465,466	1,023,366
Less current maturities	201,035	36,530

	$1,264,431	$986,836

Annual maturities of long-term debt at December 31, 2011 are as follows:

Year Ending December 31,

2012	$201,035
2013	229,735
2014	1,034,696

$1,465,466

The notes payable to bank are secured by the same terms and conditions as the line of credit (Note 2), and the notes payable by BP are further secured by a mortgage on real estate and an assignment of rent.

The PR note payable to bank represents the outstanding balance of the $500,000 borrowing in July 2011 directed as a principle reduction of the outstanding borrowings on the line of credit (Note 2). On June 4, 2012, the outstanding balance of the PR note payable to bank was repaid by the member from proceeds received from the sale of the member’s interest (Note 8).

3.	OPERATING LEASES

The PR leases office space for the Indianapolis, St. Louis and Columbus facilities from unrelated parties under the terms of operating leases requiring monthly payments at December 31, 2011 aggregating $22,926 plus a common area maintenance charge. The Indianapolis lease contains a rent escalation clause, and the leases expire at various dates through August 2015.

PR also leases office equipment requiring monthly lease payments expiring at various dates through November 2014.

Future minimum lease payments due to unrelated parties under the terms of non-cancelable operating leases at December 31, 2011 are as follows:

Year-Ending December 31,

2012	$262,619
2013	264,922
2014	197,979
2015	97,720

$823,240

Total lease expense for all operating leases was $269,905 and $277,582 for the years ended December 31, 2011 and 2010, respectively.

4.

401(K) PROFIT SHARING PLAN

PR has a 401(k) Profit Sharing Plan which covers all eligible employees and provides for a company discretionary tax deferred profit sharing contribution and an employee elective contribution, but with no employer discretionary matching provision. With respect to the employee contribution, a participant’s contribution may not exceed the maximum amount allowed as determined by the Internal Revenue Code.

With respect to the profit sharing component, each eligible participant is entitled to receive a portion of the discretionary profit sharing contribution based on the relationship of a participant’s compensation to the total compensation for all participants. PR’s profit sharing contributions are fully vested upon five years of continuous service. PR made profit sharing contributions to the plan of $212,793 and $250,422 for the years ended December 31, 2011 and 2010, respectively.

5.	RELATED PARTY TRANSACTIONS

At December 31, 2011 and 2010, PR has a receivable from the member of $1,350,000 and $2,000,000, respectively, which is due upon demand. Additionally, at December 31, 2011 and 2010, BP had $192,745 and $274,757, respectively, due from the member, which is due on demand.

Effective May 31, 2012, PR declared a dividend for the outstanding balance due from the member (Note 8).

6.	CONCENTRATIONS OF CREDIT RISK

The Company maintain their cash in bank deposit accounts which, at times, may exceed the Federally insured limits. The Company has not experienced any losses in such accounts and do not believe they are exposed to any significant credit risk on cash.

At December 31, 2011 and for the year then ended, 60% of PR’s accounts receivable where from three (3) customers, and 55% of PR’s revenues were from the same two (2) customers.

At December 31, 2010 and for the year then ended, 79% of PR’s accounts receivable were from two (2) customers, and 75% of PR’s revenues were from two (2) customers.

7.

SUBSEQUENT EVENTS

Unit Purchase Agreement

Effective June 1, 2012, the sole member of PR sold his membership interest to an unrelated party under a Unit Purchase Agreement. Effective May 31, 2012, PR issued a dividend to the former member, and the former member repaid indebtedness to the bank from proceeds received as follows:

Due from owner	$1,385,671
Vehicles, net	3,462

1,389,133
Repayment of line of credit	(637,474)
Repayment of long-term debt	(371,378)

Dividend, net	$380,281

PR entered into a Non-Competition Agreement and an Employment Agreement with the former member of PR for a period of five (5) years from the Effective Date, subject to conditions specified therein, which contains a covenant against competition during the employment term and for two (2) years thereafter. Additionally, Productive Resources, LLC entered into an Employment Agreement with the President of PR for a period of four (4) years from the Effective Date, subject to conditions specified therein, which contains a covenant against competition during the employment term and for one (1) year thereafter.

Operating lease

Effective June 1, 2012, PR entered into an operating lease with BP for the Columbus, IN office facility requiring monthly lease payments of $4,000 through May 2017, with the option to renew the lease for an additional lease term through May 2022. In addition to the base rent, PR is responsible for all costs of occupancy, including real estate taxes, utilities, maintenance and insurance.

Capital lease

PR leased computer equipment under the terms of capital leases having a capitalized cost of $42,537 and requiring monthly lease payments aggregating $1,287, including interest at 9% per annum, through May 2015.